UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2008

Neuro-Hitech, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33426	20-4121393
(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 1503, New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 594-1215
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 19, 2008, Neuro-Hitech, Inc., a Delaware corporation (the “Company”), received notice from the NASDAQ Stock Market (“NASDAQ”) stating that for the previous 10 consecutive trading days, the Company’s market value of its listed securities was below the $35,000,000 minimum required by Marketplace Rule 4310(c)(3)(B). Therefore, in accordance with Marketplace Rule 4310(c)(8)(C), the Company has 30 calendar days, or until March 20, 2008, to regain compliance. If, at any time before March 20, 2008, the market value of the listed securities of the Company’s common stock is $35,000,000 or more for a minimum of 10 consecutive business days, the NASDAQ staff will determine if the Company complies with Marketplace Rule 4310(c)(3)(B). If compliance with the rule cannot be demonstrated by March 20, 2008, NASDAQ staff will provide written notification that the Company’s securities will be delisted. At that time, the Company can appeal the staff’s determination to a Listings Qualification Panel.

The notice also stated that the Company does not comply with Marketplace Rule 4310(c)(3)(A) or Marketplace Rule 4310(c)(3)(C), which require minimum stockholders’ equity of $2,500,000, or a net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

The Company issued a press release on February 22, 2008 announcing that it had received the notice from NASDAQ. A copy of the Company’s press release is attached as an exhibit under Item 9.01(d) of this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated February 22, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURO-HITECH, INC.

Date: February 22, 2008	By:	/s/ David Barrett
David Barrett
Chief Financial Officer